Exhibit 99.2

Uranium Resources to Raise $12.5 Million from Non-Core Asset Sales

CENTENNIAL, Colo., November 9, 2015 – Uranium Resources, Inc. (NASDAQ:URRE; ASX: URI) announced today that it has entered into a Binding Letter of Intent (LOI) for the sale of its Churchrock and Crownpoint properties in New Mexico to Laramide Resources Limited (TSX: LAM; ASX: LAM).

Under the LOI, Uranium Resources (URI) and its subsidiaries have agreed, subject to the execution of definitive documentation, to transfer ownership of URI’s Churchrock and Crownpoint properties to Laramide Resources or its subsidiaries (LAM). URI will receive the following consideration from LAM at closing:

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$5.25 million in cash;

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$7.25 million promissory note, secured by a deed of trust or mortgage over the properties. The Note has a 3-year term and carries an initial interest rate of 5% which then increases to 10% when Laramide makes a commercial production decision on Churchrock.  Principal payments of $2.42 million are due and payable on the anniversary of the closing of the proposed transaction in each of 2017, 2018 and 2019.  Interest will be payable on a quarterly basis; provided, however, that no interest will be payable prior to the first principal payment in 2017; and

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Assumption of any liabilities for remediation on the subject lands by Laramide.

This sale of the Churchrock and Crownpoint properties continues URI’s proactive M&A strategy, with the sale representing URI’s second asset monetization transaction in 2015. While maintaining a very significant inventory of non-reserve mineralized material which provides the foundation for its future production growth, URI is focused on improving its portfolio alignment with its production experience and expertise in In-Situ Recovery of uranium, targeting operations that fit into the lowest quartile of operating costs.

The proceeds from this sale to Laramide will significantly strengthen the financial position of URI, and assist in funding development of the high-grade, low-cost Temrezli ISR Project in Central Turkey.  URI is progressing towards production at the project, subject to receipt of all project permits and completion of development financing.

The significant steps URI has taken in 2015 to realign is project portfolio towards lowest quartile cost assets, including this most recent sale to Laramide, have put the company on a clear path for the future, which coincides favorably with the widely forecast positive outlook for uranium.

Definitive documentation on the terms above is expected to be executed by the end of 2015, with closing anticipated by late Q1 2016, subject to customary conditions, including applicable stock exchange approvals, regulatory approvals for the transfer of the projects to Laramide, and Laramide raising the capital required to close the transaction.

Christopher M. Jones, President and Chief Executive Officer of Uranium Resources, said,

“We are pleased to have worked with Laramide to achieve this strategic transaction for our respective shareholders. With the significant royalties that Laramide already own over the Churchrock Project, this transaction makes a great deal of sense for both companies, and importantly for URI, raises new capital to apply to the progression of the Temrezli Project in a non-dilutive manner.

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“We have a clear focus in moving towards near-term, low-cost uranium production using ISR production methods and this transaction will significantly strengthen our financial position as we accelerate down this path.   We are very excited about our just completed merger with Anatolia Energy Ltd. and work is already underway for the relocation of our Rosita processing plant from Texas to Turkey, which will provide significant costs capital costs savings in the development of this world-class ISR project.”

URI and Laramide are working together towards a timely execution of definitive documentation and all approvals required in respect of the transaction, including the transfer of URI’s NRC licence as it pertains to the sale properties. It is expected that the transaction will close in late Q1 2016.

About Uranium Resources

Uranium Resources, Inc. (URI) is focused on advancing to near-term production the Temrezli in-situ recovery (ISR) project in Central Turkey. URI also controls extensive exploration properties under nine exploration and operating licenses covering approximately 44,700 acres (over 18,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 25 miles (40 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled processing facilities and approximately 17,000 acres (6,900 ha) of prospective ISR projects. In New Mexico, the Company controls minerals rights encompassing approximately 186,000 acres (75,300 ha) in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the proposed transaction between URI and Laramide, including entry into and the terms and conditions of definitive documentation and the timing of definitive documentation and closing, the benefits of the combination with Anatolia Energy, the timing, occurrence or cost of production at the Company’s properties, including the timing of construction, permits and initial production at the Temrezli Project, the timing and conclusions of the updated technical report and economic analysis at the Temrezli Project, the potential relocation of the Rosita plant to Turkey, and the availability of financing to the Company are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company's ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium; (c) the Company's ability to reach agreements with current royalty holders; (d) operating conditions at the Company's projects; (e) government and tribal regulation of the uranium industry and the nuclear power industry; (f) world-wide uranium supply and demand; (g) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter, including in Turkey; (i) the ability of the Company to enter into and successfully close acquisitions or other material transactions, including the proposed transaction with Laramide, and other factors which are more fully described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

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Competent Person

Technical information in this release as well as references to mineral resources in Texas and New Mexico are based on information compiled by Dean T. “Ted” Wilton (CPG-7659), who is Chief Geologist and Vice President of URI, and a Qualified Person under Canada National Instrument 43-101. Mr. Wilton is a Professional  Geologist  in  the  State  of  Wyoming  and  is  a Certified Professional Geologist by  the American Institute of Professional Geologists a Recognized Overseas  Professional Organization (ROPO)  as  listed  by  the  ASX.  Mr. Wilton has over 40 years of minerals industry experience, including more than 5 years of experience that are relevant to the style of mineralization and type of deposit under consideration. He is a Competent Person as defined in the 2012 Edition of the “Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves”. Mr. Wilton consents to the inclusion in this release of the matters based on their information in the form and context in which it appears.

Uranium Resources Contacts:

Wendy Yang

Robert Winters, Alpha IR Group

303-531-0478

929-266-6315

www.uraniumresources.com

robert.winters@alpha-ir.com

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